EXHIBIT 10.18

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                            FUEL MANAGEMENT AGREEMENT

                          dated as of January 20, 1998

                                     for the

                          Bellingham Cogeneration Plant

                                       at

                            Bellingham, Massachusetts

                                     between

                              Northeast Energy, LP

                                       and

                       ESI Northeast Fuel Management, Inc.

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I.

                         DEFINITION OF TERMS.................................  1

                                   ARTICLE II.

                         FUEL MANAGEMENT SERVICES............................  5
2.01     Transition Services.................................................  5
2.02     Fuel Management Services............................................  6
2.03     Supply and Transportation Portfolio Planning........................  6
2.04     Fuel Supply Plan....................................................  7
2.05     Replacement Fuel....................................................  8
2.06     Replacement Transportation Services.................................  9
2.07     Sale of Excess Fuel.................................................  9
2.08     Appointment of Fuel Manager as Owner's Agent........................ 10

                                  ARTICLE III.

                         NOMINATION, COORDINATION AND OPTIONAL SERVICES...... 10
3.01     90-Day Nomination................................................... 10
3.02     30-Day Nomination................................................... 10
3.03     Daily Confirmation with Facility.................................... 11
3.04     Notification by Owner............................................... 11
3.05     Supply of Gas and Oil by Fuel Manager............................... 11
3.06     Substitute Gas and Oil Transactions................................. 11
3.07     Other Services...................................................... 11

                                   ARTICLE IV.

                         PAYMENTS, COMPENSATION AND EXPENSES................. 11
4.01     Payments to Suppliers, Transporters and Storage Operators........... 11
4.02     Management Fee...................................................... 12
4.03     Expenses............................................................ 12
4.04     Late Payments....................................................... 12

                                   ARTICLE V.

                         LIABILITY, INDEMNITY AND GUARANTY................... 12
5.01     Indemnification by Fuel Manager..................................... 12
5.02     Indemnification by Owner............................................ 13
5.03     No Consequential Damages............................................ 13


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                                                                            Page
                                                                            ----

5.04     Limitation of Aggregate Liability................................... 13
5.05     Non-Recourse Obligations............................................ 13
5.06     Guaranty............................................................ 14

                                   ARTICLE VI.

                         ASSIGNMENT.......................................... 14
6.01     Assignments......................................................... 14
6.02     Assignment by Owner to NEA.......................................... 14
6.03     Subcontracting...................................................... 14

                                  ARTICLE VII.

                         NOTICES............................................. 14

                                  ARTICLE VIII.

                         FORCE MAJEURE....................................... 16
8.01     Suspension of Obligation............................................ 16
8.02     Definition.......................................................... 16

                                   ARTICLE IX.

                         TERM AND TERMINATION................................ 16
9.01     Term................................................................ 16
9.02     Termination upon Notice by Fuel Manager............................. 16
9.03     Termination upon Notice by Owner.................................... 17
9.04     Termination Upon Certain Other Events............................... 17
9.05     Effect on Termination............................................... 17

                                   ARTICLE X.

                         LIMITATIONS ON AGENCY............................... 17

                                   ARTICLE XI.

                         DISPUTE, RESOLUTION AND ARBITRATION................. 18
11.01    Dispute Resolution.................................................. 18
11.02    Arbitration......................................................... 18
11.03    Survival............................................................ 19


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                                  ARTICLE XII.

                         GENERAL PROVISIONS.................................. 19
12.01    Severability........................................................ 19
12.02    Governing Law....................................................... 19
12.03    Entire Agreement.................................................... 19
12.04    Captions............................................................ 20
12.05    Counterparts........................................................ 20
12.06    No Third Party Beneficiaries........................................ 20
12.07    Further Assurances.................................................. 20
12.08    No Implied Waiver................................................... 20
12.09    Amendments.......................................................... 20
12.10    Confidentiality..................................................... 20
12.11    Decision-Making by Parties.......................................... 20

Attachments:
------------

Exhibit A         -        Existing Agreements
Exhibit B         -        Form of Guaranty

Schedule 1        -        Oil Specifications


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                            FUEL MANAGEMENT AGREEMENT


                  This FUEL MANAGEMENT AGREEMENT (this "Agreement"), is made as of the 20th day of January, 1998, between NORTHEAST ENERGY, LP, a Delaware limited partnership ("Owner") and ESI NORTHEAST FUEL MANAGEMENT, INC., a Florida corporation ("Fuel Manager"). Owner and Fuel Manager are sometimes referred to individually as a "party" and collectively, the "parties".

                                WITNESSETH THAT:

                  WHEREAS, on the Commencement Date Owner will indirectly hold 100% of the partnership interests in Northeast Energy Associates, A Limited Partnership ("NEA"), the owner of the 300 megawatt combined cycle cogeneration plant located in Bellingham, Massachusetts (the "Facility"); and

                  WHEREAS, the Facility is fueled by natural gas or fuel oil;
and

                  WHEREAS, NEA currently purchases approximately 80% of the natural gas that fuels the Facility from gas suppliers pursuant to long-term gas supply agreements; and

                  WHEREAS, Owner desires that Fuel Manager manage on behalf of Owner, all gas supply, transportation and storage agreements and any agreements with respect to the purchase, transportation and storage of fuel oil; and

                  WHEREAS, to the extent the gas and fuel oil supplied under such agreements are not sufficient to meet Owner's fuel requirements, Owner desires that Fuel Manager locate and purchase as Owner's agent natural gas and/or fuel oil in such quantities and on such terms and conditions as Owner may request;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, Fuel Manager and Owner, intending to be legally bound, agree as follows:


                                   ARTICLE I.

                               DEFINITION OF TERMS

                  Except where the context requires another meaning, the following terms shall be construed to have the following meanings:

                  "Additional Agreements" shall mean the Additional Gas Supply Agreements, the Additional Gas Transportation Agreements, the Additional Gas Storage Agreements, the Oil Supply Agreements, the Oil Transportation Agreements and the Oil Storage Agreements.


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                  "Additional Gas Storage Agreements" shall mean the contracts and agreements entered into by or on behalf of NEA after the Effective Date relating to the storage of Gas to be used by the Facility, as amended from time to time.

                  "Additional Gas Supply Agreements" shall mean the contracts, purchase orders and other agreements (including hedging contracts) entered into by or on behalf of NEA after the Effective Date relating to the supply of Gas to the Facility, as amended from time to time.

                  "Additional Gas Transportation Agreements" shall mean the contracts and agreements entered into by or on behalf of NEA after the Effective Date relating to the transportation of Gas to be used by the Facility, as amended from time to time.

                  "Affiliate" shall mean any person that, directly or indirectly, controls, is controlled by, or is under common control with, another person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means, the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

                  "Agency Designation Agreements" shall have the meaning set forth in Section 2.08 hereof.

                  "Agreement" shall have the meaning set forth in the preamble hereto, and include all exhibits and schedules attached hereto. All exhibits and schedules referenced in this Agreement are incorporated herein for all purposes and shall be updated by the parties as necessary.

                  "Alternative Transportation" shall have the meaning set forth in Section 2.06 hereof.

                  "Arbitration Rules" shall have the meaning set forth in
Section 11.02 hereof.

                  "Business Day" shall mean a calendar day other than a Saturday, Sunday or a statutory holiday in the State of Massachusetts.

                  "Commencement Date" shall mean the Acquisition Date as defined in the Partnership Agreement.

                  "Damages" shall have the meaning set forth in Section 5.01 hereof.

                  "Dispute Notice" shall have the meaning set forth in Section
11.01 hereof.

                  "Effective Date" shall mean January 14, 1998.

                  "Excess Fuel" shall have the meaning set forth in Section 2.07 hereof.



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                  "Existing Agreements" shall mean the Gas Supply Agreements, the Gas Transportation Agreements and the Gas Storage Agreements. As of the Effective Date, there are no agreements for the supply of Oil to, or the transportation or storage of any Oil to be used at, the Facility.

                  "Facilities Purchase Agreement" shall mean the Purchase Agreement as defined in the Partnership Agreement.

                  "Facility" shall have the meaning in the first recital hereto.

                  "FERC" shall mean the Federal Energy Regulatory Commission.

                  "Force Majeure" shall have the meaning set forth in Section
8.02 hereof.

                  "Fuel Management Services" shall have the meaning set forth in
Section 2.02 hereof.

                  "Fuel Manager" shall have the meaning set forth in the preamble hereof.

                  "Fuel Manager's Indemnitees" shall have the meaning set forth in Section 5.02 hereof.

                  "Fuel Period" shall mean a Summer Fuel Period or a Winter Fuel Period.

                  "Fuel Supply Plan" shall have the meaning set forth in Section
2.04 hereof.

                   "Gas" shall mean natural gas conforming to the specifications provided for by the FERC approved tariff of the Algonquin Gas Transmission Company.

                  "Gas Day" shall mean the 24 hour period commencing at 10:00 a.m. eastern standard time on any calendar day and ending at 9:59 a.m. eastern standard time on the succeeding calendar day.

                  "Gas Storage Agreements" shall mean the contracts and agreements entered into by NEA before the Effective Date with respect to the storage of Gas to be used by the Facility, as such contracts and agreements are listed on Exhibit A hereto, as amended from time to time.

                  "Gas Suppliers" shall mean the suppliers of Gas used at the Facility pursuant to the Gas Supply Agreements or the Additional Gas Supply Agreements.

                  "Gas Supply Agreements" shall mean the contracts, purchase orders and other agreements (including hedging contracts) entered into by NEA before the Effective Date with respect to the supply of Gas to the Facility, as such contracts, purchase orders and other agreements are listed on Exhibit A hereto, as amended from time to time.



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                  "Gas Transportation Agreements" shall mean the contracts and agreements entered into by NEA before the Effective Date with respect to the transportation of Gas to be used by the Facility, as such contracts and agreements are listed on Exhibit A hereto, as amended from time to time.

                  "Indemnitees" shall have the meaning set forth in Section 5.01 hereof.

                  "Late Payment Rate" shall mean a per annum rate of interest equal to the rate announced from time to time in the Wall Street Journal as the prime commercial lending rate of national commercial banks plus two percent (2%), but in no event more than the maximum rate permitted under applicable law.

                  "Laws" shall mean any applicable federal, state or local statute, law, ordinance, rule or regulation.

                  "Management Fee" shall have the meaning set forth in Section
4.02 hereof.

                  "NEA" shall have the meaning set forth in the first recital hereto.

                  "Oil" shall mean fuel oil meeting the specifications set forth in Schedule 1 hereto.

                  "Oil Storage Agreements" shall mean the contracts and agreements entered into by or on behalf of NEA after the Effective Date relating to the storage of Oil to be used at the Facility, as amended from time to time.

                  "Oil Suppliers" shall mean the suppliers of Oil used at the Facility pursuant to the Oil Supply Agreements.

                  "Oil Supply Agreements" shall mean the contracts, purchase orders and other agreements entered into by or on behalf of NEA after the Effective Date relating to the supply of Oil to the Facility, as amended from time to time.

                  "Oil Transportation Agreements" shall mean the contracts and agreements entered into by or on behalf of NEA after the Effective Date relating to the transportation of Oil to the Facility, as amended from time to time.

                  "Operator" shall mean Westinghouse Electric Corporation until such time as it no longer serves as Operator of the Facility, then it shall mean ESI Operating Services, Inc., or such other person or entity who may be acting as operator of the Facility.

                  "Owner" shall have the meaning set forth in the preamble hereof.

                  "Owner's Fuel Requirements" shall mean the aggregate total supply of Gas and Oil required during a specified period by Owner in connection with the operation of the Facility for such specified period.



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                  "party" and "parties" shall have the meanings set forth in the preamble hereof.

                  "Partnership Agreement" shall mean that certain Agreement of Limited Partnership of Northeast Energy, LP, a Delaware limited partnership, dated as of November 21, 1997, by and among ESI Northeast Energy GP, Inc., Tractebel Northeast Generation GP, Inc., ESI Northeast Energy LP, Inc., and Tractebel Associates Northeast LP, Inc.

                  "PPI Index" shall mean the Department of Labor, Bureau of Labor Statistics, Producer Price Index for All Commodities (1982=100). If the PPI Index ceases to be published or is otherwise unavailable, "PPI Index" shall mean an index that Owner and Fuel Manager shall mutually determine in good faith to be most nearly comparable to the foregoing.

                  "Project Year" shall mean the twelve (12) month period beginning on the Commencement Date and each successive twelve (12) month period beginning on the anniversary dates thereof.

                  "Replacement Fuel" shall have the meaning set forth in Section
2.05 hereof.

                  "Summer Fuel Period" shall mean the seven-month period commencing April 1 of any year ending on October 31 of such year.

                  "Winter Fuel Period" shall mean the five-month period commencing on November 1 of any year and ending on March 31 of the next succeeding year.

                  "30-Day Nomination" shall have the meaning set forth in
Section 3.02 hereof.

                  "90-Day Nomination" shall have the meaning set forth in
Section 3.01 hereof.


                                   ARTICLE II.

                            FUEL MANAGEMENT SERVICES

                  2.01 Transition Services. From the Effective Date through the Commencement Date, Fuel Manager shall provide each of the following services:

                  (a) review existing fuel management procedures for the Facility and all relevant records, documents and materials relating to such procedures;

                  (b) review existing fuel supply, transportation and storage arrangements in effect on the Effective Date and update Exhibit A accordingly;

                  (c) prepare and submit the initial Fuel Supply Plan to Owner as soon as reasonably practicable after the Effective Date, but in no event later than January 30, 1998;



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                  (d) update the initial Fuel Supply Plan to reflect any changes requested by Owner (provided that no revision to the initial Fuel
         Supply Plan shall require Fuel Manager to perform services which might conflict with Fuel Manager's duties under this Agreement or applicable
         Laws);

                  (e) develop the necessary programs and procedures to perform the Fuel Management Services in accordance with the initial Fuel Supply Plan; and

                  (f) such other services as are necessary and incidental to the performance of the foregoing services.

                  2.02 Fuel Management Services. From the Commencement Date through the termination of this Agreement, Fuel Manager shall furnish to Owner the following services in connection with the supply, transportation and storage of Gas and Oil to be used by the Facility (the "Fuel Management Services"):

                  (a) preparation and modification of the Fuel Supply Plans in accordance with Section 2.04;

                  (b) transportation scheduling; transportation balancing; transportation imbalance reconciliation; proposals for and, if Owner so approves, utilization of excess transportation capacity through scheduling and relinquishment and through sales to third parties at alternate delivery points; compliance with pipeline operational orders; general operational and planning advice; and attendance at such Partnership meetings as the parties deem appropriate for Fuel Manager to fully represent the interests of Owner, as contemplated by this Agreement;

                  (c) monitoring of pipeline tariff filings in consultation with Owner, consultants and legal counsel and intervention, at the request and expense of Owner, in the applicable FERC hearings and provision of testimony; and

                  (d) such other services as are necessary and incidental to performance of the foregoing Fuel Management Services.

                  2.03 Supply and Transportation Portfolio Planning. In connection with the preparation of the Fuel Supply Plan and the performance of its obligations under Section 2.02, and using information made available by Owner and such other information as it deems necessary, Fuel Manager shall:

                  (a) analyze Owner's Fuel Requirements in light of the amount of Gas and Oil then being supplied under the Existing Agreements and the Additional Agreements then in effect;



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                  (b) analyze regional Gas and Oil supply and demand, sources, transportation, delivery, supply mechanisms and the regulatory structure with respect to additional Gas and Oil required by the Facility;
                  (c) prequalify Gas and Oil suppliers, obtain and evaluate proposals, and recommend proposals to Owner for Additional Gas Supply Agreements and Oil Supply Agreements, and if such proposals are approved by Owner (which approval may be in the Fuel Supply Plan), negotiate and obtain Additional Gas Supply Agreements and Oil Supply Agreements for the Facility on behalf of Owner;

                  (d) evaluate price risk management proposals, make recommendations to Owner with respect to price risk management, and if such recommendations are approved by Owner (which approval may be in the Fuel Supply Plan), negotiate and enter into such risk management arrangements on behalf of Owner;

                  (e) review existing and potential arrangements for transportation and storage of the Gas and Oil to be acquired in accordance with the Fuel Supply Plan, make recommendations to Owner with respect to such arrangements, and if such recommendations are approved by Owner (which approval may be in the Fuel Supply Plan), negotiate and obtain necessary Additional Gas Transportation Agreements, Oil Transportation Agreements, Additional Gas Storage Agreements and/or Oil Storage Agreements on behalf of Owner; and

                  (f) to the extent known, advise Owner of changes and anticipated changes in cost, reliability, interruption or other factors affecting the current or anticipated future supply of Gas and Oil to the Facility, make recommendations to Owner with respect to alternate supplies or transportation mechanisms, and if such recommendations are approved by Owner (which approval may be in the Fuel Supply Plan), implement those recommendations deemed desirable by Owner.

                  All Additional Agreements shall be entered into by Owner; provided, however, that upon the approval of Owner (which approval may be contained in the Fuel Supply Plan), Fuel Manager will enter into any such contract in its capacity as agent for Owner.

                  In connection with the services provided by Fuel Manager under
Article II of this Agreement, Fuel Manager will, except as otherwise agreed by the parties, provide Owner with copies of all reasonable proposals it receives from third parties for the supply, transportation, or storage of Gas or Oil for the Facility and such other relevant information in Fuel Manager's possession as Owner may reasonably request from time to time.

                  2.04 Fuel Supply Plan. Fuel Manager shall furnish to Owner at least forty-five (45) days prior to the first full Fuel Period after the Commencement Date and each Fuel Period thereafter, a fuel, transportation and storage supply plan (the "Fuel Supply Plan"). Fuel Manager's analysis and strategy shall incorporate a least-cost optimization of the available options



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to develop a Fuel Supply Plan designed to provide Owner with a low-cost Gas and
Oil supply portfolio that is highly flexible and secure.

                  Owner shall give its written approval or disapproval of the Fuel Supply Plan no later than thirty (30) days after receipt thereof from Fuel Manager. If the Fuel Supply Plan is not approved or disapproved within such 30-day period, Fuel Manager shall, in the absence of instructions to the contrary from Owner, purchase Gas and Oil in the 30-day spot market in the quantities specified by Owner's nominations pursuant to Article III, to the extent required by the Facility but not covered by Existing Agreements and Additional Agreements until such time as the Fuel Supply Plan is approved. If Owner disapproves all or any portion of the proposed Fuel Supply Plan, Owner shall provide the reasons for such disapproval in writing and Owner and Fuel Manager shall make reasonable efforts to agree on a Fuel Supply Plan. If Owner and Fuel Manager cannot agree on the Fuel Supply Plan, those elements of the Fuel Supply Plan that are in dispute shall be revised in accordance with the recommendations of Owner. However, in no event shall such revised Fuel Supply Plan require Fuel Manager to perform services that might conflict with Fuel Manager's duties under this Agreement or applicable Laws.

                  An approved Fuel Supply Plan shall constitute authorization for Fuel Manager to enter into the transactions and agreements contemplated therein as agent on behalf of Owner in accordance with such approved Fuel Supply Plan.

                  If Fuel Manager desires to request an amendment to an approved Fuel Supply Plan at any time, Fuel Manager shall submit a proposed revised Fuel Supply Plan for Owner's consideration, including the basis for the amendment, and Owner shall approve or disapprove the proposed revised Fuel Supply Plan in writing within thirty (30) days after submission thereof. If the proposed revised Fuel Supply Plan is not approved within such 30-day period, it shall be deemed to have been disapproved. If the proposed revised Fuel Supply Plan is disapproved within such 30-day period, Owner shall furnish Fuel Manager with the reasons for such disapproval in writing and, if appropriate, Fuel Manager shall update and resubmit the proposed revised Fuel Supply Plan for approval by Owner. Once approved by Owner, the revised Fuel Supply Plan shall supersede the then current approved Fuel Supply Plan. If Owner requests an amendment, Fuel Manager shall revise the Fuel Supply Plan to reflect any changes requested by Owner; provided, however, that in no event shall such revised Fuel Supply Plan require Fuel Manager to perform services that might conflict with Fuel Manager's duties under this Agreement or applicable Laws. Fuel Manager shall not, except as described in Section 2.05 or 2.06 hereof, act outside of the approved Fuel Supply Plan without the prior written consent of Owner.

                  2.05 Replacement Fuel. If for any reason (including Force Majeure), a Gas Supplier or Oil Supplier fails to deliver Gas or Oil to Owner, Fuel Manager shall promptly upon obtaining actual knowledge thereof notify Owner. If Owner is unavailable or, in the reasonable judgment of Fuel Manager, there is insufficient time to reach Owner and insure the adequate supply of Gas and Oil to the Facility for any of the next thirty (30) days, Fuel Manager shall, as agent for Owner, use commercially reasonable efforts to locate and acquire Gas or Oil ("Replacement Fuel") to replace any Gas or Oil not delivered to Owner; provided that Fuel Manager shall not without the prior written consent of Owner enter into any agreement for the



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

supply of Gas or Oil with a term in excess of 30 days. Fuel Manager shall seek to locate and acquire Replacement Fuel under substantially similar terms and conditions and with equivalent economic ramifications to Owner as those applicable to the lost Gas and Oil supply, but if it is unable to do so, Fuel Manager shall nevertheless use commercially reasonable efforts to locate and acquire other Replacement Fuel. Fuel Manager shall, as agent for Owner, use commercially reasonable efforts to minimize the cost of Replacement Fuel by choosing among available Replacement Fuel supplies that which is most cost-efficient, taking into consideration dependability, safety, transportation cost, and the anticipated extent and duration of the interruption in supply of the Gas or Oil that would have been provided under the existing arrangements. Fuel Manager shall promptly notify Owner after Fuel Manager's acquisition, as agent of Owner, of Replacement Fuel pursuant to this Section 2.05 and the price of such Replacement Fuel. If Fuel Manager determines it is not able to acquire Replacement Fuel, Fuel Manager shall promptly notify Owner and prepare and submit to Owner a plan to address such unavailability of Replacement Fuel.

                  2.06 Replacement Transportation Services. If for any reason (including Force Majeure), Gas or Oil is not being transported pursuant to any Gas Transportation Agreement, any Additional Gas Transportation Agreement or any Oil Transportation Agreement, Fuel Manager shall promptly upon obtaining actual knowledge thereof notify Owner. If Owner is unavailable or, in the reasonable judgment of Fuel Manager, there is insufficient time to reach Owner and insure the adequate supply of Gas and Oil to the Facility for any of the next thirty
(30) days, Fuel Manager shall, as agent for Owner, use commercially reasonable efforts to arrange for alternative transportation arrangements to replace the transportation services which are no longer available ("Alternative Transportation"). Fuel Manager shall seek to arrange Alternative Transportation under substantially similar terms and conditions and with equivalent economic ramifications to Owner as those applicable to the lost transportation services, but if it is unable to do so, Fuel Manager shall nevertheless use commercially reasonable efforts to arrange Alternative Transportation. Fuel Manager shall, as agent for Owner, use commercially reasonable efforts to minimize the costs of Alternative Transportation by choosing among available transportation alternatives that which is most cost-efficient, taking into consideration dependability, safety, and the anticipated duration of the interruption in transportation services that would have been provided under the Existing Gas Transportation Agreements, Additional Gas Transportation Agreements or Oil Transportation Agreements. Fuel Manager shall promptly notify Owner after Fuel Manager's arranging for Alternative Transportation, as agent of Owner, pursuant to this Section 2.06 and the price of such Alternative Transportation. If Fuel Manager determines it is not able to arrange Alternative Transportation, Fuel Manager shall promptly notify Owner and prepare and submit to Owner a plan to address such unavailability of Alternative Transportation.

                  2.07 Sale of Excess Fuel. If at any time the Fuel Manager believes or anticipates that the Facility will not require any of the Gas or Oil purchased under the Existing Agreements or the Additional Agreements or procured on Owner's behalf by Fuel Manager (either pursuant to a Fuel Supply Plan or by express instruction of Owner to procure such Gas or Oil) (the "Excess Fuel"), Fuel Manager shall promptly notify Owner and, upon Owner's request, shall use reasonable efforts to market for sale and arrange for delivery of such Excess Fuel to a third party buyer at the best available prices possible given the then current conditions in the market. Any amount received over the price originally paid by Owner for such Excess Fuel shall belong to the Owner and Owner shall bear any loss incurred should the amount received for such Excess Fuel be less than that originally paid by Owner.

                  2.08 Appointment of Fuel Manager as Owner's Agent. Subject to the limitations set forth in Article X, Owner hereby appoints Fuel Manager (and any permitted subcontractor) as its agent solely for the following purposes:

                  (a) to act on Owner's behalf and for Owner's benefit in submitting nominations to the Gas Suppliers pursuant to Article III hereof;

                  (b) to act on Owner's behalf and for Owner's benefit, for purposes set forth in any Agency Designation Agreement entered into by Owner pursuant to this Section 2.08; and

                  (c) to negotiate and, upon the approval of Owner (which approval may be in the Fuel Supply Plan), enter into Additional Agreements as agent of Owner for the purchase, storage or transportation of Gas or Oil on the terms and subject to such conditions as Owner may approve (which approval may be in the Fuel Supply Plan).

                  Owner and Fuel Manager shall notify all existing and future Gas Suppliers and Oil Suppliers and all applicable transportation and storage providers of the foregoing agency promptly after the Commencement Date and shall, to the extent required by such suppliers or operators, enter into an agency designation agreement in form and substance reasonably acceptable to Owner and Fuel Manager confirming such agency for purposes of any Existing Agreement or Additional Agreement (the "Agency Designation Agreements"). Owner and Fuel Manager shall, immediately upon expiration or early termination of the Agreement, notify the applicable entities that such agency has terminated. The Agency Designation Agreements and any notice to Gas Suppliers, Oil Suppliers and others of the existence of the agency shall state that either Owner or Fuel Manager, acting alone, may give notice to such party terminating the agency.

                  The appointment of Fuel Manager (and any permitted subcontractor) as agent shall terminate automatically and without prior notice upon termination of this Agreement for whatever reason.


                                  ARTICLE III.

                 NOMINATION, COORDINATION AND OPTIONAL SERVICES

                  3.01 90-Day Nomination. Within 15 days of Fuel Manager's written request, which request may be made once each quarter, Owner shall provide to Fuel Manager a 90-day nomination (the "90-Day Nomination") setting forth on a daily basis Owner's anticipated need for the procurement, transportation and storage of Gas and Oil.



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

                  3.02 30-Day Nomination. At least 15 days prior to the end of each month, Owner shall provide to Fuel Manager a 30-day nomination (the "30-Day Nomination") setting forth on a daily basis Owner's anticipated need for the procurement, transportation and storage of Gas and Oil for the subsequent month.

                  3.03 Daily Confirmation with Facility. Fuel Manager shall call the Facility each day by 8:00 a.m. to confirm with Operator the Facility's requirements for Gas and Oil for such Gas Day and the estimated requirements for the following Gas Day and for Fuel Manager to confirm the availability of Gas and Oil for such Gas Day pursuant to the applicable Fuel Supply Plan and the applicable 30-Day Nomination. Fuel Manager shall confirm to Owner and Operator by hand delivery or by facsimile the information confirmed by such call.

                  3.04 Notification by Owner. Owner shall use all reasonable efforts to provide Fuel Manager with prompt notice of all information regarding startups or shutdowns of the Facility, including, but not limited to (A) maintenance not scheduled or included as part of the applicable Fuel Supply Plan; (B) forced outages, (C) scheduled outages, and (D) any other relevant information or event which may impact the quantities of Gas and Oil to be provided to the Facility pursuant to the applicable Fuel Supply Plan or 30-Day Nomination.

                  3.05 Supply of Gas and Oil by Fuel Manager. Fuel Manager may, but is not obligated to, offer to supply Gas or Oil to Owner at a price and on terms to be determined by Fuel Manager in its sole and absolute discretion. Owner may, in its sole and absolute discretion, accept or reject Fuel Manager's offer to supply such Gas or Oil. In connection therewith, Owner will, at the request of Fuel Manager, negotiate in good faith an enabling agreement for the sale of Gas and Oil by Fuel Manager to Owner, to be used in the event the parties agree to consummate such transactions.

                  3.06 Substitute Gas and Oil Transactions. Fuel Manager may, but is not obligated to, propose transactions to Owner pursuant to which Fuel Manager or a third party (which may be an Affiliate of Fuel Manager) will take delivery of a volume of Gas or Oil equal to all or any part of the Gas or Oil to be supplied by any Gas Supplier or Oil Supplier for all or any portion of the term of the applicable supply contract and substitute Gas or Oil from another source therefor. Owner may, in its sole and absolute discretion, accept or reject Fuel Manager's proposals. If Owner and Fuel Manager decide to proceed with any such transaction, they will enter into a separate agreement with respect thereto.

                  3.07 Other Services. All other services not within the scope of this Agreement, which may be requested by Owner shall be handled by separate agreement and compensation.

                                   ARTICLE IV.

                       PAYMENTS, COMPENSATION AND EXPENSES

                  4.01 Payments to Suppliers, Transporters and Storage Operators. Owner shall be responsible for remitting payment to all Gas Suppliers, Oil Suppliers and any and all pipeline and other transporters or storage operators utilized hereunder to serve the Facility. In connection therewith, Fuel Manager shall review and approve invoices from all such suppliers and operators.

                  4.02 Management Fee. Fuel Manager shall receive a management fee for each Project Year (the "Management Fee") of $450,000 per annum, as adjusted in accordance with this Section 4.02. The Management Fee shall be paid in monthly installments and shall be due on the first Business Day of each month for the preceding month. The Management Fee for any partial month shall be pro rated to cover the actual portion of such month that this Agreement was in effect.

                  As of January 1 of each year, commencing January 1, 1999, the Management Fee shall be adjusted upwards or downwards by multiplying the Management Fee for the prior year by a fraction the numerator of which will be the PPI Index for immediately preceding December and the denominator of which will be the PPI Index for the month of December one year earlier; provided, that in no event shall the Management Fee be decreased below $450,000. This adjusted Management Fee shall be the Management Fee for the current Project Year and the basis for calculation of the Management Fee for the next Project Year.

                  4.03 Expenses. Fuel Manager shall submit for Owner's approval any out-of-pocket expenses that Fuel Manager anticipates will be incurred in the performance of its obligations hereunder or any services requested by Owner. Fuel Manager shall only incur expenses, and Owner is only obligated to reimburse Fuel Manager for expenses, to the extent such expenses are (i) approved in advance by Owner (as part of an approved Fuel Supply Plan or otherwise) or (ii) incurred in accordance with the terms of Section 2.05 or 2.06. Owner's reimbursement of Fuel Manager for such out-of-pocket expenses shall be in addition to the compensation set forth in Section 4.02.

                  4.04 Late Payments. If any amounts owing under this Agreement are not paid to Fuel Manager or Owner, as applicable, when due, the same shall bear interest at the Late Payment Rate from the due date until paid.

                                   ARTICLE V.

                        LIABILITY, INDEMNITY AND GUARANTY

                  5.01 Indemnification by Fuel Manager. Subject to the limitations in this Article V, Fuel Manager hereby agrees to indemnify, defend and hold harmless Owner, all partners of Owner, and each of their respective officers, directors, shareholders, agents, Affiliates and employees (collectively, the "Indemnitees") from and against all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, interest, penalties, costs and expenses, including, without limitation, attorney's fees, and expenses (whether suit is instituted or not and, if instituted, whether at trial or appellate levels) (collectively "Damages") asserted against, resulting to, imposed upon, or incurred or suffered by any of the Indemnitees, directly or indirectly, whether raised by an Indemnitee or a third party, arising out of, caused by or resulting from the performance or non-performance by Fuel Manager of its duties hereunder, to the extent that any such Damages are caused in whole or in part by (a) any agreement, contract or arrangement executed by Fuel Manager in the name of (and without the written consent of) the Owner which is prohibited by this Agreement or beyond the scope of its authority, or (b) the negligence or willful misconduct of Fuel Manager.

                  5.02 Indemnification by Owner. Subject to the limitations set forth in this Article V, Owner shall indemnify, defend and hold harmless Fuel Manager, any subcontractor and their respective officers, directors, shareholders, agents, Affiliates and employees (collectively, "Fuel Manager's Indemnitees") from and against all Damages asserted against, resulting to, imposed upon, or incurred or suffered by any of the Fuel Manager's Indemnitees, directly or indirectly, whether raised by Fuel Manager's Indemnitees or a third party, to the extent arising out of or resulting from the performance or non-performance by Owner of its duties hereunder or under any Existing Agreement or Additional Agreement; provided, however, that such indemnification does not apply to the extent that the Damages arise from (a) Fuel Manager's negligence or willful misconduct in connection with the performance of its duties hereunder, or (b) any Existing Agreement or Additional Agreement which was executed by Fuel Manager in the name of Owner which is prohibited by this Agreement or is outside of the authority granted to Fuel Manager by Owner under or pursuant to this Agreement.

                  5.03 No Consequential Damages. With respect to claims arising under this Agreement or out of performance or non-performance of the services and obligations under this Agreement, neither Fuel Manager, any subcontractor nor their respective officers, directors, shareholders, agents, Affiliates or employees shall be liable to Owner, any Partner of Owner, nor their respective officers, directors shareholders, agents, Affiliates or employees, and neither Owner, any Partner of Owner, nor their respective officers, directors, shareholders, agents, Affiliates or employees shall be liable to Fuel Manager, any subcontractor, or any of their respective officers, directors, shareholders, agents, Affiliates or employees, whether based in contract, in tort (including negligence and strict liability), under warranty, or otherwise, for any special indirect, incidental, exemplary or consequential loss or damage whatsoever, including without limitation, loss of use, opportunity or profits, damages to good will or reputation or punitive damages; provided, however, that this limitation on liability shall not apply to Fuel Manager's actions under Section 5.01(a) unless the Fuel Manager has acted in good faith and with a reasonable basis for believing that such actions were permitted by this Agreement and were within the scope of its authority.

                  5.04 Limitation of Aggregate Liability. The total annual aggregate liability of Fuel Manager with respect to this Agreement under any theory of recovery, whether based in contract, in tort (including negligence and strict liability), under warranty or otherwise, and notwithstanding any other provision of this Agreement, shall be limited in any Project Year to the Management Fee for such Project Year; provided, however, that this limitation on liability shall not apply to Fuel Manager's actions under Section 5.01(a) unless the Fuel Manager has acted in good faith and with a reasonable basis for believing that such actions were permitted by this Agreement and were within the scope of its authority.

                  5.05 Non-Recourse Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of Owner hereunder are recourse only to the assets of Owner and neither the partners of Owner nor any shareholder, director, officer, agent, Affiliate or employee of Owner or any partner of Owner, shall have any personal responsibility or liability for any payment obligations of Owner hereunder, or otherwise for any breach in performance or observance of the covenants, representations, or obligations of Owner hereunder.

                  5.06 Guaranty. Prior to the Commencement Date, Fuel Manager shall cause ESI Energy, Inc. to execute and deliver to Owner a guaranty of Fuel Manager's obligations under Section 5.01 in substantially the form attached hereto as Exhibit B.



                                   ARTICLE VI.

                                   ASSIGNMENT

                  6.01 Assignments.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) Except as otherwise provided in this Agreement, neither party may assign or otherwise convey any of its rights, title or interest under this Agreement, without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld); provided, however, that either party may collaterally assign its interests in this Agreement as security for debt, with notice to, but without need for the consent of, the other party.

                  6.02 Assignment by Owner to NEA. Upon the later to occur of
(i) the Commencement Date and (ii) the execution and delivery by NEA of a counterpart hereof to Owner and Fuel Manager, but without any further action by any Person, all right, title and interest of Owner hereunder shall be assigned to, and all of Owner's obligations, liabilities and duties whether past, present or future, arising under, in or in connection with this Agreement, including Owner's obligations under Section 4.02 hereof, shall be assumed by, NEA.

                  6.03 Subcontracting. Fuel Manager may, without the consent of the Owner, subcontract any of its duties or obligations hereunder to one of its Affiliates. Fuel Manager may not subcontract any of its duties or obligations hereunder to a non-affiliate without the prior written consent (which consent may be in the Fuel Supply Plan) of Owner to the subcontractor and subcontract, which consent shall not be unreasonably withheld. No subcontract shall relieve Fuel Manager of its duties and obligations hereunder.


                                  ARTICLE VII.

                                     NOTICES

                  Any notice to either party required or permitted hereunder shall be in writing and shall be given by personal delivery or by commercial courier or by certified mail, return receipt requested, postage prepaid, or by telecopier with confirmed receipt, addressed as follows:

                  If to Owner:
                  ------------

                  Prior to assignment to NEA:

                           Northeast Energy, LP
                           c/o ESI Energy, Inc.
                           11760 U.S. Highway One, Suite 600
                           North Palm Beach, Florida  33408
                           Telecopier:  (561) 691-3615
                           Attention:  President

                  After assignment to NEA:

                           Northeast Energy Associates,
                           A Limited Partnership
                           c/o ESI Energy, Inc.
                           11760 U.S. Highway One, Suite 600
                           North Palm Beach, Florida  33408
                           Telecopier:  (561) 691-3615
                           Attention:  President
                  with, in either case, a copy to:

                           Tractebel Power, Inc.
                           1177 West Loop South, Suite 900
                           Houston, Texas  77027
                           Telecopier:  (713) 552-2364
                           Attention:  General Counsel

                  If to Fuel Manager:
                  -------------------

                           Northeast Fuel Management, Inc.
                           c/o ESI Energy, Inc.
                           11760 U.S. Highway One, Suite 600
                           North Palm Beach, Florida  33408
                           Telecopier:  (561) 691-3615
                           Attention:  President

or to such other address as Owner or Fuel Manager may have specified in a notice duly given as provided herein to the other party. All notices given in the foregoing manner shall be effective when received, except that a notice sent by telecopier and received after normal business hours shall be deemed to be received the following Business Day.


                                  ARTICLE VIII.

                                  FORCE MAJEURE

                  8.01 Suspension of Obligation. If either party hereto is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than to make payments on obligations due hereunder, it is agreed that upon such party giving notice and full particulars of such Force Majeure to the other party as soon as possible after the occurrence of the cause relied on, the obligations of the party(ies), only insofar as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. Such cause shall, as far as possible, be remedied with all reasonable dispatch, except that settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty.

                  8.02 Definition. The term "Force Majeure" as used herein shall mean an occurrence not within the reasonable control of a party and without the fault, negligence or willful misconduct of such party claiming Force Majeure and shall include, but not be limited to: acts of God, epidemics, landslides, lightning, earthquakes, fires, storms, hurricanes, floods, and washouts; strikes, lockouts, and other industrial disturbances; civil disturbances, acts of the public enemy, wars, blockades, insurrections, riots, sabotage, and arrests and restraints of governments and people, or actions or inactions of any government or governmental agency or changes in the law or applicable regulations subsequent to the date hereof preventing performance, or the inability despite due diligence to obtain or renew required licenses; provided, however, that lack of money or changes in market considerations shall not constitute "Force Majeure."


                                   ARTICLE IX.

                              TERM AND TERMINATION

                  9.01 Term. This Agreement shall be in effect from the Effective Date for a primary term ending on the twenty-fifth (25th) anniversary of the Commencement Date, unless terminated earlier as provided herein.

                  9.02 Termination upon Notice by Fuel Manager. If Owner (a) fails to make any payment due to Fuel Manager hereunder within ten (10) days after such payment shall have become due or (b) fails, for reasons other than Force Majeure, to perform any of the material covenants or obligations imposed upon it under and by virtue of this Agreement and in the case of a default under
(b) does not remedy or cure such default (and the effects thereof) within thirty
(30) days after receipt of written notice thereof from Fuel Manager (or within ninety (90) days after receipt of such notice, in the case of defaults not susceptible of cure within thirty (30) days; provided, however, that Owner commences and diligently seeks to cure such default within such thirty (30) day period), then Fuel Manager may, by written notice to Owner, terminate this Agreement.

                  9.03 Termination upon Notice by Owner. If Fuel Manager (a) acts, in a material way, outside of the authority granted to it by Owner in this Agreement or (b) fails, for reasons other than Force Majeure, to perform any of the material covenants or obligations imposed upon it under and by virtue of this Agreement and in the case of a default under (b) does not remedy or cure such default (and the effects thereof) within thirty (30) days after receipt of written notice thereof from Owner (or within ninety (90) days after receipt of such notice, in the case of defaults not susceptible of cure within thirty (30) days; provided, however, that Fuel Manager commences and diligently seeks to cure such default within such thirty (30) day period), then Owner may, by written notice to Fuel Manager, terminate this Agreement.

                  9.04 Termination Upon Certain Other Events. Either party may terminate this Agreement by written notice to the other party if (a) the Facility is destroyed or suffers damage in excess of $100,000,000 and is not rebuilt and in commercial operation within twenty-four (24) months after such damage or destruction, (b) the Facility cannot be operated for a period of at least eighteen (18) consecutive months as a result of a Force Majeure event, (c) loss of "qualifying facility" status, (d) Owner determines to permanently shut down the Facility, or (e) if the Facilities Purchase Agreement shall terminate pursuant to Section 15 thereof.

                  9.05 Effect on Termination. Any termination of this Agreement pursuant to provisions of this Article IX shall be without prejudice to the right of Fuel Manager to collect any amounts then due for services rendered prior to the time of termination, and without waiver of any and all other remedies, including rights of set-off, to which the party not in default may be entitled for violations of this Agreement by the defaulting party.


                                   ARTICLE X.

                              LIMITATIONS ON AGENCY

                  Except with respect to the acquisition of Replacement Fuel and Alternative Transportation as permitted by Section 2.05 or 2.06 or the sale of Excess Fuel pursuant to Section 2.07, Fuel Manager is not authorized to, and shall not, without prior written consent of Owner (which consent may be contained in the Fuel Supply Plan):

                  (a) Enter into any agreements for the sale of Gas or the transportation or storage of such sold Gas on behalf of or in the name of Owner;

                  (b) Enter into any hedging transaction or any unhedged future contracts, or otherwise assume unhedged trading positions, on behalf of or in the name of Owner;

                  (c) Enter into any agreements or transactions on behalf of Owner not contemplated by the Fuel Supply Plan;

                  (d) Agree to any amendment or modification to any provision in the Existing Agreements or any Additional Agreements or other agreements to which Owner is a party;
                  (e) Enter into any agreement or any amendment, supplement or modification of any agreement, in any manner inconsistent with or in violation of this Agreement, applicable Law or the Trust Indenture; or

                  (f) Grant or create any lien or other encumbrance on any of Owner's Gas or Oil or any of the Existing Agreements or the Additional Agreements.


                                   ARTICLE XI.

                       DISPUTE, RESOLUTION AND ARBITRATION

                  11.01 Dispute Resolution. If a dispute arises among the parties, or between any of them, regarding the application or the interpretation of any provision of this Agreement or any other matter with respect to the Fuel Management Services, an aggrieved party shall give a notice of such dispute (a "Dispute Notice") to the other party. Within fifteen (15) days after such Dispute Notice, a senior officer of each of the companies shall confer with each other to seek with diligence and in good faith to resolve such dispute. If such officers are unable to resolve such dispute within forty-five (45) days after such Dispute Notice, then the parties shall be bound to arbitrate such dispute in accordance with Section 11.02.

                  11.02 Arbitration. To the fullest extent permitted by law, any dispute between the parties regarding the interpretation of any provision of this Agreement, if not resolved by negotiation by the parties within forty-five
(45) days after the Dispute Notice, shall be resolved exclusively by binding arbitration between the parties pursuant to the Rules of the American Arbitration Association for Commercial Disputes (the "Arbitration Rules"). Arbitration shall be administered by the American Arbitration Association. Any Party may institute arbitration proceedings at any time by delivering written notice demanding arbitration to the parties in the manner described in Article VII.

                  (a) Within twenty (20) days after receipt of a written demand for arbitration, each party shall appoint one arbitrator. Within fifteen (15) days of the expiration of that 20-day period, the two arbitrators so appointed shall appoint a third arbitrator. If any party shall fail to appoint an arbitrator, or if the two arbitrators shall fail to appoint a third arbitrator, the American Arbitration Association shall make the selection within ten (10) days of a party's request. The arbitrators shall meet the qualifications and abide by the Code of Ethics for arbitrators in commercial disputes of the American Arbitration Association. The arbitrators shall have knowledge of and experience in the gas and oil supply industry.

                  (b) To the fullest extent permitted by law, the arbitration shall be conducted in accordance with the procedures set forth in the Arbitration Rules. In determining any question, matter or dispute before them, the arbitrators shall apply the provisions of this Agreement without varying therefrom in any respect. They shall not have the power to add to, modify or change any of the provisions of this Agreement. The parties shall exercise all commercially reasonable efforts in good faith to cause a hearing to be held within ninety (90) days after the date upon which the last arbitrator is appointed and to conclude all hearings within thirty (30) days after the first hearing date. The arbitrators shall only grant a party's request for postponement of the hearing upon a showing of good cause as determined by the arbitrators. Within thirty (30) days of the last hearing date, the arbitrators shall issue a written decision setting forth their analysis and ruling. The arbitrators shall determine in what proportion the parties shall bear the fees and expenses of the arbitrators. Each party shall bear the fees and expenses of its own counsel and other consultants. All arbitration proceedings shall be subject to the choice of law provisions set forth in Section 12.02 hereof, and shall be held at a location agreed to by the parties, or if the parties cannot agree, then in Atlanta, Georgia.

                  (c) The parties acknowledge and agree that any arbitral award shall be final, binding and conclusive upon the parties and may be confirmed or embodied in any order of any court having jurisdiction.

                  (d) To the fullest extent permitted by law, service of any matters referenced in this Article XI shall be given in the manner described in
Article VII or as permitted by the rules of the American Arbitration
Association.

                  11.03 Survival. This Article XI shall survive expiration or termination of this Agreement.

                                  ARTICLE XII.

                               GENERAL PROVISIONS

                  12.01 Severability. If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable, such circumstances shall not affect the validity of any other provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted.

                  12.02 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                  12.03 Entire Agreement. This Agreement and related schedules constitutes the entire final understanding and agreement of the parties with respect to its subject matter, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth in this Agreement. By execution of this Agreement, each of the parties represents and warrants that it has not relied on any oral or written statements, promises, inducements, representations or warranties to enter into this Agreement except for those expressly set forth herein. The parties agree that the inclusion of this provision evidences the intent of the parties that no parole evidence shall be admissible to alter or vary the terms of this Agreement.

                  12.04 Captions. The captions or headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

                  12.05 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                  12.06 No Third Party Beneficiaries. Except as expressly set forth herein, the terms of this Agreement are for the sole benefit of Owner and Fuel Manager and their respective successors and permitted assigns and not for any third party whatsoever.

                  12.07 Further Assurances. If either party reasonably determines or is reasonably advised that any further instruments or any other things are necessary or desirable to carry out the terms of this Agreement, the other party shall execute and deliver all such instruments and assurances and do all things reasonably necessary and proper to carry out the terms of this Agreement.

                  12.08 No Implied Waiver. Failure of either party to exercise any right to enforce any provision, or to require strict performance by the other party of any provision, shall not release the other party from any of its obligations under this Agreement and shall not operate as a waiver of any right to insist upon strict performance, or of either party's rights or remedies under this Agreement or at law.

                  12.09 Amendments. No amendment, waiver or modification of any provision of this Agreement shall be effective unless made in writing and signed by both parties.

                  12.10 Confidentiality. Except to the extent expressly authorized herein including, without limitation, in connection with a proposed assignment of this Agreement or a proposed financing transaction entered into by Owner, in which case disclosure of the terms hereof shall be limited to the extent reasonably practicable, each of the parties agree that neither it nor its attorneys, agents or representatives shall reveal to anyone any of the terms of this Agreement or any of the terms of the documents executed pursuant hereto, including, without limitation, the amount, terms or conditions of payment hereunder, other than (i) as may be hereafter mutually agreed to in writing,
(ii) as ordered by a judicial tribunal, (iii) to any of such parties' directors, officers, employees, representatives, advisors, consultants and attorneys, and the directors, officers, employees, representatives, advisors, consultants and attorneys of affiliated companies who need to know such information, and (iv) to the extent required to be disclosed by applicable law or legal process.

                  12.11 Decision-Making by Parties. Except where this Agreement expressly provides for a different standard and/or time period, whenever this Agreement provides for a determination, decision, permission, consent or approval of a party, the party shall promptly make such determination, decision, grant or withholding of consent or approval in a commercially reasonable manner and without unreasonable delay. Any denial of consent required to be made in a commercially reasonable manner shall include in reasonable detail the reason for denial or aspect of the request that was not acceptable.

                  [Remainder Of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto executed multiple originals of this Agreement as of the date first written above.

OWNER:              NORTHEAST ENERGY, LP,
                      a Delaware limited partnership

                    By: ESI NORTHEAST ENERGY GP, INC.,
                          a Florida corporation,
                          a general partner


                    By: /s/ Glenn E. Smith
                        --------------------------
                        Name: Glenn E. Smith
                        Title: Vice President


                    By: TRACTEBEL NORTHEAST GENERATION GP, INC.,
                          a Delaware corporation,
                          a general partner


                    By: /s/ Timothy R. Dunne
                        --------------------------
                        Name: Timothy R. Dunne
                        Title: Vice President

FUEL MANAGER:       ESI NORTHEAST FUEL MANAGEMENT, INC.,
                      a Florida corporation


                    By: /s/ Glenn E. Smith
                        --------------------------
                        Name: Glenn E. Smith
                        Title: Vice President


            [Signature Page to Bellingham Fuel Management Agreement]

ASSIGNEE:          NORTHEAST ENERGY ASSOCIATES,
                     A LIMITED PARTNERSHIP,
                       a Massachusetts limited partnership


                   By: ESI NORTHEAST ENERGY GP, INC.,
                         a Florida corporation,
                         a general partner


                   By: /s/ Glenn E. Smith
                       --------------------------
                       Name: Glenn E. Smith
                       Title: Vice President


                   By: TRACTEBEL NORTHEAST GENERATION GP, INC.,
                         a Delaware corporation,
                         a general partner


                   By: /s/ Timothy R. Dunne
                       --------------------------
                       Name: Timothy R. Dunne
                       Title: Vice President



            [Signature Page to Bellingham Fuel Management Agreement]

                                                                       EXHIBIT A

                               Existing Agreements
                               -------------------

                                                                       EXHIBIT B








                                Form of Guaranty
                                ----------------

                                                                      SCHEDULE 1


                               Oil Specifications
                               ------------------

[Attach Oil Specifications from Westinghouse O&M Contract.]












                                      S1-1